UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2025

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 220-6814

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Signing Day Sports, Inc., a Delaware corporation (the “Company”), on May 17, 2024, as amended on May 21, 2024, under a Securities Purchase Agreement, dated as of May 16, 2024, between the Company and FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), the Company issued FirstFire a Common Stock Purchase Warrant, dated May 16, 2024 (the “Warrant”), which may be exercised to purchase of up to 28,646 shares of the Company’s common stock, par value $0.0001 per share (“common stock”), subject to the terms and conditions of the Warrant.

As previously reported in a Current Report on Form 8-K filed with the SEC by the Company on November 18, 2024, the Company effected a 1-for-48 reverse stock split (the “Reverse Stock Split”) of common stock. In accordance with its terms, the Exercise Price (as defined by the Warrant) has been adjusted in proportion to the Reverse Stock Split ratio of one-for-forty-eight (1 for 48) from $0.30 to $14.40 per share, effective as of November 16, 2024.

As previously reported in a Current Report on Form 8-K filed with the SEC by the Company on November 26, 2024, the Company delivered a letter (the “November 2024 Reduced Exercise Price Offer”) to FirstFire containing an offer to voluntarily temporarily reduce the exercise price under the FirstFire Warrants from the current applicable exercise price of $14.40 per share to $3.00 per share (the “Reduced Exercise Price”). On the same date, FirstFire accepted and executed the November 2024 Reduced Exercise Price Offer. On December 2, 2024, FirstFire delivered an exercise notice to the Company and purchased 10,000 shares of common stock at the Reduced Exercise Price. The November 2024 Reduced Exercise Price Offer expired on December 13, 2024. As of today, the Warrant remains exercisable for up to 18,646 shares of common stock.

On January 29, 2025, the Company delivered a letter (the “January 2025 Reduced Exercise Price Offer”) to FirstFire containing an offer to voluntarily temporarily reduce the Exercise Price from the current applicable exercise price of $14.40 per share to $1.25 per share (the “New Reduced Exercise Price”). On the same date, FirstFire accepted and executed the January 2025 Reduced Exercise Price Offer. The January 2025 Reduced Exercise Price Offer is subject to certain terms and conditions, including the following: (i) The Warrant may only be exercised at the New Reduced Exercise Price on or prior to January 12, 2025; (ii) no adjustment to the number of shares issuable upon exercise of the Warrant will occur as a result of the January 2025 Reduced Exercise Price Offer or any exercise of the Warrant according to its terms; (iii) the January 2025 Reduced Exercise Price Offer will have no effect on the terms and conditions of the Redemption Agreement, dated as of August 12, 2024, between the Company and FirstFire (the “Redemption Agreement”), such that any exercise of the Warrant at the New Reduced Exercise Price will reduce the Redemption Price (as defined by the Redemption Agreement) for the remaining unexercised portion of the Warrant by the same amount as would apply to an exercise of the Warrant at the initial Exercise Price of $14.40 per share; (iv) the January 2025 Reduced Exercise Price Offer is conditioned on its approval by the Board of Directors of the Company; and (v) any anti-dilution rights under or applicable to the Warrant with respect to any “at the market offering” (as defined under Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”)), including, but not limited to, any such rights that may be provided for under Section 2 of the Warrant, shall be permanently waived.

The foregoing description of the terms and conditions of the January 2025 Reduced Exercise Price Offer is qualified in its entirety by reference to the full text of the January 2025 Reduced Exercise Price Offer, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The offer of securities to FirstFire pursuant to the January 2025 Reduced Exercise Price Offer and sale of restricted common stock pursuant to the exercise of the Warrant in accordance with the terms of the January 2025 Reduced Exercise Price Offer is being conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and/or Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer of Voluntary Temporary Reduction of Exercise Price of Warrant, dated as of January 29, 2025, of Signing Day Sports, Inc. to FirstFire Global Opportunities Fund, LLC
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2025	Signing Day Sports, Inc.

/s/ Daniel Nelson
Name: Daniel Nelson
Title: Chief Executive Officer

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